Exhibit 10.29

RMB Loan Contract (Short-term)

Contract number: 2009 Nian 6310517131Zi No.003

Borrower: Henan Shuncheng Group Coal Coke Co., Ltd.

Business License Number: 410522110001012

Legal Representative (Person in Charge): Wang Xinshun

Place of Domicile: Nan Gongye Road, Tongye Town, Anyang County

Post Code: 455141

Bank and Account Number: Bank of China, Huo Branch

Phone: 0372-5608958

Fax: 0372-5608472

Lender: Anyang Branch, Bank of China

Legal Representative (Person in Charge): Shi Lei

Place of Domicile: Wenfeng Thoroughfare, Anyang County

Post Code: 455000

Phone: 0372-2926786

Fax: 0372-2926786

This contract is concluded on the basis of equal consultations between the Borrower and the Lender as of issuance of short-term RMB loans by the Lender to the Borrower.

Article 1 Amount of the Loan

Amount of the loan: (Written in uppercase letters) Twenty Million Yuan ONLY

(Written in lowercase letters) RMB 20,000,000.00

Article 2 Term of the Loan

Term of the loan: 12 months, from July 1st, 2009 to July 1st, 2010. (Calculation starts from the actual withdrawal date or the first actual withdrawal date of withdrawal by installment)

The Borrower shall withdraw money strictly following the specified withdrawal time. Even in case that the actual withdrawal date is later than the specified one, the Borrower shall repay the money in accordance with the set repayment time herein.

Article 3 Use of the Loan

Use of the loan: current funds for production of the enterprise

The Borrower shall not change the use of the loan without the written consent of the Lender, including, but not limited to investing in stocks and other securities, prohibited projects by laws, regulations, supervision rules or state policies and legally unauthorized projects, and other projects and usages brooking no involvement of bank loans.

Article 4 Interest Rate of the Loan and Interest Settlement

1.	Interest Rate of the Loan

The interest rate shall be determined by the first method below:

(1)	Fixed Interest Rate

The annual interest rate is 5.841% and the rate shall remain the same within the validity period of the contract.

(2)	Floating Interest Rate

The adjustment cycle of interest rate shall be / months.

The interest rate shall be adjusted per / months from the actual withdrawal date (or the first actual withdrawal date of withdrawal by installment). Pricing adjustment date is the same as the corresponding date of actual withdrawal date in that month. In case that there is no adjustment date corresponding to actual withdrawal date, then the new applicable interest shall be in effect from the last date of such month.

A.
The interest rate of first installment of each withdrawal will be raised / reduced % (choose one of them) on the basis of benchmark interest rate of / loan issued by People’s Bank of China (the “PBank of China’s”);

B.
After one floating cycle, the interest rate will be raised / reduced % (choose one of them) on the basis of benchmark interest rate of similar loans issued by PBank of China’s and serve as the applicable interest rate for next floating cycle.

2.	Interest Calculation

Interest shall be accrued from the actual withdrawal date on the basis of actual amount of withdrawal and days actually lapsed.

Formula of interest calculation: interest = principal ×days actually lapsed × daily interest rate

Calculation for daily interest rate is based on 360 days per year.

Conversion formula: daily interest rate = annual interest rate / 360.

3.	Interest Settlement Method

The Borrower shall follow the first method below:

(1)	On a quarterly basis: Interest shall be settled on 20th of the last month of each quarter and paid on 21st.

(2)	On a monthly basis: Interest shall be settled on 20th of each month and paid on 21st.

If principal payment of the last installment is not on the date of interest payment, then the Borrow shall pay all the payable interest on the date that such principal payment of last installment is effected..

4.	Default Interest

(1)
In case that the Borrower fails to repay according to the specified term, the overdue part shall be charged interest at the overdue default interest rate from the overdue date up till the pay-off of principal and interest.

The default interest rate of overdue loan is 50% more on the basis of the loan interest rate specified in Term 1, Article 4.

(2)
If the Borrower fails to use the loan in accordance with the prescribed usage, the diverted part shall be charged interest based on the default interest rate of loan diversion from the date of diversion to the pay-off of principal and interest.

The default interest rate of diverted loan is 100% more on the basis of the loan interest rate specified in Term 1, Article 4.

(3)	The overdue and diverted loan will be charged interest according to the default interest rate of diverted loan.

(4)
Interest, which the Borrower fails to pay on time, shall follow the method of interest settlement in Term 3, Article 4. Compound interest shall be charged at the prescribed loan interest rate in Term 1, Article 4 within the loan period and at the default interest rate herein when the loan is overdue.

(5)	The compound interest and default interest shall be calculated in accordance with the adjustment of the loan interest rate specified herein. New calculation shall be made from the date of adjustment.

Article 5 Conditions of Withdrawal

The withdrawal by the Borrower shall be subject to fulfillment of the following conditions:

1.	This contract and its annexes have come into effect;

2.	The Borrower has provided guarantee at the request of the Lender and the guarantee contract has taken effect and finished legal approval, registration or documentation procedures;

3.	The Borrower has reserved and concluded documents for the Lender pertaining to the fulfillment of the contract, receipts, seal impression, roster, signature samples and filled relevant documents;

4.	The Borrower has opened necessary account for the performance of the contract at the request of the Lender;

5.
The Borrower has submitted written application and documentary evidence pertinent to the usage of the loan to the Lender and go through relevant withdrawal procedures five banking days ahead of the withdrawal time;

6.	The Borrower has submitted the Resolution and the Authorization which the board and other authorities have agreed to sign for the execution hereof.

7.	Other conditions of withdrawal stipulated by law or agreed upon by both parties.

In case that the above-mentioned conditions are not fulfilled, the Lender has the right to refuse the withdrawal application of the Borrower, with the exception of the withdrawal based on the agreement of the Lender.

Article 6 Time and Method of Withdrawal

1.	The Borrower shall withdraw money in line with the first method below:

(1)	Withdrawal in a lump sum on July 23rd, 2009

(2)	withdrawal all money from month/ day/ year in / days

(3)	withdrawal by installment according to the time below:

Time of withdrawal	Amount of withdrawal

/	/
/	/
/	/

2.	The Lender has the right to refuse the Borrower’s application for withdrawing the money beyond its specified time.

If the Lender agrees to release the loan, the Lender has the right to charge obligation fees according to / standard on the part of the delayed withdrawal; if the Lender refuses to release the loan, the Lender has the right to charge obligation fees according to / standard.

Article 7 Repayment

1.	Unless otherwise specified herein, the Borrower should repay the loan hereunder in accordance with the first repayment plan:

(1)	Repay the total loan hereunder at the expiration of the loan term.

(2)	Repay the loan hereunder according to the plans below:

Time of repayment	Amount of repayment
/	/
/	/

In case that the Borrower needs to change the above-mentioned repayment plans, the Borrower should submit written application to the Lender 30 banking days before the maturity date of the corresponding loan. The amendment of repayment plans should be identified in written form by both parties.

2.
Unless otherwise agreed upon herein, in case that the Borrower defaults principal and interest, the Lender has the right to decide the priority of principal or interest repayment. Under the circumstances of repayment by installment, the Lender has the right to decide the repayment priority of one loan out of multiple mature loans and overdue loans hereunder. If several loan contracts between the Borrower and the Lender have matured, the Lender enjoys the right to decide the priority of contract fulfilled by the Borrower for each repayment.

3.
Unless otherwise specified herein, the Borrower may prepay and shall inform the Lender in written form seven banking days in advance. The amount of prepayment shall first compensate for the last mature loan and repayment shall follow the reverse order.

The Lender has the right to charge compensation equal to 30% of the prepayment amount.

4.	The Borrower shall repay according to the first method below:

(1)
The Borrower shall put adequate funds for repayment into the account below three banking days before the maturity of principal and interest; the Lender has the right to deduct the receivables at the maturity date.

Repayment Account Name: Henan Shuncheng Group Coal Coke Co., Ltd.

Account Number:

(2)	Other repayment methods agreed upon by both parties.

Article 8 Guarantee

1.	The types of guarantee of the loan hereunder:

The Anyang Xinlei Industry Co. Ltd. will provide a suretyship of joint and several liability guarantee and enter into corresponding guarantee contract;

Wang Xinshun will provide a suretyship of joint and several liability guarantee and enter into corresponding guarantee contract;

Wang Xinming will provide a suretyship of joint and several liability guarantee and enter into corresponding guarantee contract;

Cheng Junsheng will provide a suretyship of joint and several liability guarantee and enter into corresponding guarantee contract;

Henan Shuncheng Group Coal Coke Co., Ltd. will provide property mortgage guarantee and enter into corresponding guarantee contract.

2.
If the Borrower and the Guarantor encounter incidents which the Lender deem as hindrance to their capability in fulfilling the contract; or the guarantee contract is null and void, rescinded or terminated; or the Borrower and the Guarantor encounter deterioration of financial status or get involved in big litigation or arbitration issues, or other factors may affect the performance capability; or the Guarantor breach the guarantee contract or other contracts with the Lender; or security encounters depreciation, damage, loss and seizure and its guarantee value weakens or loses, the Lender has the right to demand and the Borrower has the obligation to provide new guarantee and change the Guarantor in order to guarantee the loan hereunder.

Article 9 Statements and Commitments

1.	The Borrower has made statements below:

(1)	The Borrower has been established duly and exists in good standing with the full capacity for civil rights and capacity for civil conduct requiring for signing and performing this contract;

(2)
Signing and performing the contract is grounded in the true intentions of the Borrower and has been authorized lawfully and effectively according to rules and regulations or other internal management documents without breaching any binding agreement, contract or legal document of the Borrower. The Borrower has received or will receive all relevant approval, permission, documentation or registration necessary for signing and performing the contract;

(3)	All documents, financial reports, receipts and other materials hereunder provided by the Borrower to the Lender are true, complete, accurate and valid;

(4)	The trade backgrounds of the business rendered by the Borrower to the Lender are true and legal and not used for money laundering or other illegal purposes;

(5)	The Borrower has not concealed the events with the potential of affecting the financial status and performance ability of the Borrower and the Guarantor;

(6)	The Borrower complies with the standards of energy conservation, emission reduction and environmental protection;

(7)	Other issues which the Borrower has stated.

2.	The Borrower has made commitments below:

(1)	At the request of the Lender, the Borrower will regularly or timely submit financial reports (including but not limited to annual, quarterly and monthly reports) and other relevant materials;

(2)
If the Borrower has signed or will sign counter-guarantee agreement or similar agreement on the guarantee obligations with the Guarantor hereof, the agreement shall not harm any right of the Lender hereunder;

(3)	The Borrower will accept the credit check and supervision of the Lender and afford adequate assistance and support;

(4)
In case of the occurrence of events with possible effects on the financial status and performance capability of the Borrower and the Guarantor, including but not limited to any form of separation, merger, association, joint venture with foreign partners, cooperation, contract management, restructuring, reform, planning IPO and other changes of management modes, reduction in registered capital, transfer of major assets or equities, undertaking major liabilities, setting new liabilities on collaterals, security seizure, dissolution, repeal and being filed for bankruptcy, or involvement into major litigation or arbitration cases, or encountering operation difficulties or deterioration of financial status, or breach of other contracts by the Borrower, the Borrower will promptly inform the Lender. If the Borrower takes any of the above-mentioned actions which may exert negative impacts on the payment capacity of the Borrower, the Borrower shall obtain the agreement of the Lender in advance;

(5)	The loan from the Lender to the Borrower will precede loan from the Borrower’s shareholder in the settlement sequence and enjoy settlement priority no less than that from other creditors;

(6)
In case that net profit after tax in relevant fiscal year is zero or negative or inadequate to compensate for accumulated loss of past fiscal years, or pre-tax profit is not used for paying the principal, interest and fees in such a fiscal year or inadequate to clear next period of principal, interest and fees, the Borrower will not distribute dividend or bonus to shareholders in any form;

(7)
The Borrower will not dispose self-possessed assets by means of reducing solvency and commits that the total amount of guarantee will not be one times higher than the repayment ability, its net assets and the total amount of guarantee and single item of guarantee will not exceed the limitations stipulated by company regulations.

(8)
In line with relevant rules, if the Borrower needs to obtain the pollutant discharging license issued by provincial administration of environmental protection, the Borrower will make a commitment to obtaining it timely according to regulations and requirements.

(9)	Other events that the Borrower has committed itself to.

Article 10	Disclosure of Internal Related Transactions inside the Borrower’s Group

The Borrower belongs to the group clients identified by the Lender according to Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients(the “Guidelines”). The Borrower shall promptly report to the Lender situations on related transactions concerning over 10% of net asset, including connected relations among transaction parties, transaction projects and nature, the transaction amount or its corresponding proportion, pricing policy (including transaction without price or only nominal price).

The Lender has the right to unilaterally decide cease of loans yet to be used by the Borrower and reclaim ahead of time all or part of the principal and interest in case of any of the circumstances: making use of false contracts with related parties, bills and accounts receivable and other debts without actual transaction backgrounds to obtain discount or pledge in banks for receivables such as creditor’s right and to exchange for funds or accreditation from banks; occurrence of major mergers, acquisitions and reshuffle which the Lender deems as possible factors affecting loan safety; intended evasion of bank debts through related transactions; other situations stipulated in the Article 18 of the Guidelines.

Article 11	Breach of Contract and Disposal

Any event below shall constitute a breach of contract of the Borrower hereunder:

1.	The Borrower fails to fulfill the obligation of payment and settlement to the Lender in line with the contract;

2.	The Borrower fails to use the funds acquired hereunder for the specified purpose;

3.	The Borrower makes fraudulent statements or violates the commitments herein;

4.
Under the circumstances of the occurrence of the events stipulated in Item 4, Term 2, Article 9, which the Lender considers may affect the financial status and performance capacity of the Borrower and the Guarantor, the Borrower fails to provide new guarantee or change the Guarantor in accordance with contract;

5.	The Borrower breaches other agreements pertinent to the rights and obligations of parties herein;

6.	The Borrower breaches other contracts signed with the Lender or other Bank of China’s institutions;

7.	The Guarantor violates the guarantee contract or other contracts signed with the Lender or other Bank of China’s institutions;

8.	The Borrower terminates business or encounters dissolution, repeal or bankruptcy;

9.	The Borrower fails to meet the national, local or industry standards and requirements on environmental protection and its facilities;

10.	The Borrower fails to satisfy the requirements on energy conservation and emission reduction;

11.	The Borrower fails to obtain the pollutant discharging license issued by provincial administration of environmental protection.

In the circumstances of occurrence of the above-mentioned breach of contract, the Lender has the right to take the following measures separately or jointly with regard to specific situations:

1.	require the Borrower and the Guarantor to rectify their breach of contract in a limited period;

2.	reduce, suspend or terminate the line of credit to the Borrower wholly or partly;

3.
suspend or terminate completely or partly the acceptance of withdrawal application of the Borrower hereunder and under other contracts between the Borrower and the Lender; suspend or terminate the issuance the loans yet to be released and the handling of trade financing yet to be stated wholly or partly;

4.	declare mature immediately all or part of the loan yet to be repaid / principal and interest of trade financing and other payables or reclaim them ahead of maturity;

5.	terminate or dissolve this contract; terminate or dissolve other contracts between the Borrower and the Lender wholly or partly;

6.	demand compensation from the Borrower for the loss caused to the Lender resulting from breach of contract;

7.
informing beforehand or afterwards, deduct funds from the account opened by the Borrower in the Lender or other Bank of China’s institutions to clear all or part of debts which the Borrower owed to the Lender hereunder; immature funds in the account are deemed to have matured in advance. In case that the account currency is not the same as the business currency of the Lender, the account currency shall be converted based on the exchange settlement and sales rate published by the Lender at the time of deduction;

8.	execute the guarantee in rem;

9.	require the Guarantor to deliver on the guarantee obligation;

10.	Other necessary and possible measures considered by the Lender.

Article 12	Reservation of Rights

If one party fails to exercise part or whole rights hereunder, or to require the other party to discharge part or whole liabilities and obligations, such shall not lead to waiver of rights or exemption from liabilities and obligations of that party.

Any tolerance, extension or postponing exercise of the rights hereunder by one party to the other shall neither affect any right enjoyed according to the contract and laws and regulations nor be deemed as waiver of such rights.

Article 13	Alteration, Modification and Termination

This contract may be altered or modified in written form after bilateral consultations and agreement. Any alteration or modification shall be an integral part of this contract.

Unless otherwise agreed upon in laws and regulations or by parties, this contract shall not be terminated before the fulfillment of all rights and obligations hereunder.

Unless otherwise agreed upon in laws and regulations or by parties, the invalidity of any term or article hereof shall not affect the legal effect of other terms or articles.

Article 14	Law Application and Disputes Resolution

This contract shall be governed by laws of the People’s Republic of China.

After the contract becomes effective, all disputes arising from in the contract conclusion and performance or pertaining to this contract shall be addressed through consultations between two parties. If no agreement is reached through consultations, any party may take the second measure below for resolution:

1.	Submit to arbitration committee for arbitration

2.
Pursuant to law, file an action to the People’s Court in the place of domicile of the Lender or other Bank of China’s institutions exercising rights and obligations in line with this contract or single agreement.

3.	Pursuant to law, bring an action to the People’s Court with jurisdiction

During the resolution of disputes, if disputes do not affect the execution of other terms and articles, other terms and articles shall continue to be performed.

Article 15	Costs

Unless otherwise agreed upon in accordance with law or by parties, costs incurred in contract conclusion and performance as well as disputes resolution (including but not limited to attorney fees) shall be borne by the Borrower.

Article 16	Annexes

Annexes below and other annexes recognized by both parties constitute an integral part of this contract and have the same legal effect with this contract.

1.	loan application

2.	withdrawal application

3.	loan receipt

Article 17	Other Agreement

1.	Without written agreement of the Lender, the Borrower shall not assign any right or liability hereunder to a third party.

2.
If the Lender should entrust other Bank of China’s institutions with the execution of rights and liabilities hereunder due to business need, or assign the loan business hereunder to other Bank of China’s institutions for undertaking and management, the Borrower shall accept such arrangement. Other Bank of China’s institutions authorized by the Lender or undertaking the loan business hereunder enjoy the right to exercise all rights hereunder, institute a proceeding to courts on the disputes hereunder in their names, and submit to arbitration committees for arbitral awards or for application for compulsory enforcement.

3.	Under the circumstances of not affecting other agreement hereof, the contract is legally binding to the two parties as well as their successors and assignees produced in accordance with law.

4.
Unless otherwise stipulated, both parties appoint the place of domicile herein as the communication and contact address and commit themselves to timely informing the other in written form in case that communication and contact address changes.

5.
The transaction hereunder is based on respective interests. Pursuant to relevant laws, regulations and supervision requirements, if all transaction parties constitute related parties or related persons of the Lender, all parties shall not use such connected relations to affect transaction fairness.

6.	The titles and business names herein are just used for convenient reference and shall not be used for interpreting content of terms and articles as well as rights and obligations of parties.

Article 18	Effectiveness of the Contract

This contract shall come into force on the day on which it is signed and stamped by legal representatives (persons in charge) or authorized signatories of both parties.

This contract is executed in seven original copies; each with the same legal effects. The Borrower, the Lender and the Guarantor hold one copy; the department of actual estate mortgage registration holds one.

Borrower:

(Seal)

Person in Charge: (signature) /s/ Wang Xinshun

Date: June 30, 2009

Lender:

(Seal)

Person in Charge: (signature) [illegible]

Date: June 30, 2009